EXHIBIT 10.5

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 1-E

                         NOTIFICATION UNDER REGULATION E

ITEM 1.  THE ISSUER.

                  InDigiNet, Inc.
                  5000 Birch Street, Suite 3000
                  Newport, California 92660
                  (949) 476-3711

ITEM 2.   AFFILIATES AND PRINCIPAL SECURITY HOLDERS OF ISSUER.

The following provides the names and addresses of each of the InDigiNet's affiliates who own 10% or more of any class of our capital stock:


---------------------------- ------------------ ---------------------- ---------------------- ----------------------
                             Shares of Common   Shares of Preferred    Percentage of Total    Percentage of Total
Name and Address of          Stock              Stock Beneficially     Common                 Preferred
Beneficial Owner             Beneficially       Owned
                             Owned
---------------------------- ------------------ ---------------------- ---------------------- ----------------------
Mark Ellis                   463,603,600(1)          39,000,000               1,030%                   78%
---------------------------- ------------------ ---------------------- ---------------------- ----------------------
Brian Brittain                       --                   --                     --                    --
---------------------------- ------------------ ---------------------- ---------------------- ----------------------
Universal Broadband                  --                6,000,000                 --                    12%
Communications Inc.
---------------------------- ------------------ ---------------------- ---------------------- ----------------------
C2C Exchange, Inc.                   --                5,000,000                 --                     10%
---------------------------- ------------------ ---------------------- ---------------------- ----------------------


(1) Includes shares of common stock underlying 11,000,000 shares of preferred stock owned in the aggregate by Universal Broadband Communications, Inc. and C2C Exchange, Inc. and 39,000,000 shares of preferred stock held directly by Mark Ellis. Such preferred stock is convertible into common stock at a ratio of 20 common shares per share of preferred.

(2) Universal Broadband Communications, Inc. is 95% owned by Mark Ellis, President and Chief Executive Officer of Indiginet, Inc.

(3) C2C Exchange, Inc. is controlled by Mark Ellis, President and Chief Executive Officer of Indiginet, Inc.

There are no family relationships between any two or more of our directors or executive officers. There are no arrangements or understandings between any two or more of our directors or executive officers. There is no arrangement or understanding between any of our directors or executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs.

None of our directors or executive officers has, during the past five years, (1) had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) been convicted in a criminal proceeding or subject to a pending criminal proceeding; (3) been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or (4) been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

ITEM 3.  DIRECTORS AND OFFICERS.

         Name and Address                            Position(s) Held
         ----------------                            -----------------

         Mark Ellis                                  President, Secretary, Chief
                                                     Operating Officer and
                                                     Director

         Brian Brittain                              Director


         The issuer presently has one independent director, Brian Brittain.

         The issuer does not currently have an investment advisor.

ITEM 4.  COUNSEL FOR ISSUER AND UNDERWRITERS.

         Special securities counsel for the issuer with respect to this offering is:

         Bondy & Schloss LLP 60 East 42nd Street, 37th Floor New York, New York 10165 Telephone: 212-661-3535
         Fax: 212-661-3535

There are no underwriters in connection with this offering.

ITEM 5.    EVENTS MAKING EXEMPTION UNAVAILABLE.

         There have been no events specified in Rule 602(b), (c) or (d) of Regulation E promulgated under the Securities Act of 1933 which would make an exemption under Regulation E unavailable for securities of the issuer.

ITEM 6.  JURISDICTIONS IN WHICH SECURITIES ARE TO BE OFFERED.

No shares of the issuer will be offered through underwriters, dealers, or salesmen.

The offering will be made through officers and directors of the issuer, and no offering will be made by advertisements, mail, telephone, or otherwise, except to the extent that officers and directors of the issuer utilize the telephone, facsimile, mail, and similar communication mediums to communicate with potential investors with which they have a pre-existing relationship, or have developed a relationship, concerning the offering. The issuer intends to make this offering in the following states:

                  California
                  Nevada
                  Texas
                  Florida
                  New York

ITEM 7.    UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

         The issuer has issued the following securities, without registration, during the year preceding the date of this Offering Circular.

ITEM 8.    OTHER PRESENT OR PROPOSED OFFERINGS.

         The issuer is not presently offering, nor does it presently contemplate offering, any securities other than those covered by this notification except as follows:

The issuer filed a Registration Statement on Form S-8 on October 18, 2004 registering 250,000,000 shares of its common stock 79,500 of such shares remain unsold under that registration statement.

ITEM 9.  EXHIBITS.

Four copies of each of the following exhibits have been enclosed with this notification:

         Exhibit No.       Description
         -----------       ------------

         1        Articles of Incorporation, as amended
         2        Bylaws
         3        Offering Circular




                                   SIGNATURES

This notification has been signed in Newport Beach, CA, on January ___, 2005.



                                          By: _________________________________
                                              Name:
                                              Title:
                                                                       Exhibit 3

                                OFFERING CIRCULAR
                                      UNDER
                                  REGULATION E
                                PROMULGATED UNDER
                           THE SECURITIES ACT OF 1933


                                 InDigiNet, Inc.

                                5000 Birch Street
                             Newport Beach, CA 90292
                                 (310) 448-8022

 Best Efforts Offering of Shares of Common Stock having a market value of up to
                                   $5,000,000

            Offering Price per Share: ranging from $0.00025 to $0.05

                     Maximum Offering: 20,000,000,000 Shares
                      Minimum Offering: 100,000,000 Shares

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.


Investing in the common stock involves risks, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 5.

The proposed sale will begin 10 days after notice to SEC and will continue until November ___, 2005 or until this Offering is completed. The shares offered hereby are offered on a "best efforts" basis. No minimum sale is required, and there is no minimum offering.


                 The date of this Offering Circular is February ___, 2005.


The Company will not pay an underwriting fee and does not anticipate paying any finders fees in connection with the Offering. The Company has incurred approximately $100,000 in expenses, including legal, accounting, and printing costs, associated with the Offering.

DETAILS OF THE OFFERING

The Company is offering shares of its common stock hereunder in one or more tranches at prices ranging from $0.00025 to $0.05. The actual price and number of shares sold in each tranche will be at the sole discretion of the board of directors but subject to any restrictions imposed by the Investment Company Act of 1940, as amended (the "1940 Act"). Each tranche will be priced at a discount to the average closing bid price of the common stock during the trading days preceding the pricing of the tranche. The initial tranche will be for a minimum investment of $100,000. No shares will be sold for less than the Company's net asset value measured as of a time within the 48 hours preceding the sale of such shares.

ITEM 2.  GENERAL DESCRIPTION OF ISSUER.

OVERVIEW

InDigiNet, Inc. was incorporated on September 24, 1997 in Florida under the name "October Project 1 Corp." On September 6, 2000 we changed our name to InDigiNet, Inc. During 2001 and 2002 we marketed and distributed telecommunications and internet services and products. Our efforts to develop the business failed, and as of December 31, 2002 all our previous operations ceased.

On February 24, 2003, Mark Ellis, our Chairman, President, Chief Executive Officer and Chief Financial Officer, acquired control of our company. We are seeking opportunities to acquire businesses or interests in business.

On November 24, 2004, we filed an Election on Form N-54A to be treated as a "Business Development Company" under the Investment Company Act of 1940, as amended. As a Business Development Company, we invest in other companies, called "portfolio companies" and are required to have at least 70% of our assets in "eligible portfolio companies." These generally are smaller businesses to which we provide significant managerial assistance.

Through our portfolio companies, we provide small to mid-sized business with an integrated communication solution. We plan to offer voice, data, local, long distance and wireless services to business customers utilizing best-in-class vendor equipment and deliver over managed third party networks enabling us to deliver a comprehensive suite of services as the single point of contact to resolve issues and payment of services without the capital burden of building a communication network infrastructure. Our strategy is for our portfolio companies to acquire the customer bases of smaller, single-service communication companies and specific distressed assets. We then plan to expand the breadth of the customer's services to grow revenue and enhance profitability.

InDigiNet stands for Integrating Digital Networks. We specialize in the consultation, design, implementation and support of voice, data, Internet and wireless applications to small and mid-sized enterprises (SMEs). Our companies provide their services over third party networks enabling us to offer a comprehensive suite of services without the capital burden of building a communication network. We have begun to consider and investigate potential business opportunities.

We are considered a development stage company and our principal business purpose now is to locate and consummate one or more acquisitions with prospective portfolio companies. Because of our current status having limited assets and no recent operating history, in the event we do successfully acquire operating businesses, it is likely that our present shareholders will experience substantial dilution.

Our products generally fall into two distinct product areas: website building and VoIP. On the web product side, we focus mainly on design and development of websites and also on hosting and maintenance.

We also offer secondary services such as e-commerce development, website renovations and upgrades, application development, website maintenance training, Internet/website education seminars and database construction.

We are currently exploring diversifying our investments into the medical spa industry.

PLAN OF OPERATION

InDigiNet has two long term objectives for the core website building business which is supplemented with other product sales (i.e. VoIP). Recognizing that the market is bifurcated into small, "simple" template purchasers and large institutional "customized" accounts, InDigiNet intends to meet the needs of both.

The first objective of InDigiNet is to increase its institutional business. We plan to meet this objective through an enhanced sales effort focusing on the dependability of InDigiNet.

The second objective of InDigiNet is to increase its business by selling other business related products over the next year. Here InDigiNet plans to increase its visibility in order to achieve this objective. Additionally, market surveys have shown that if you can retain customers better if you can sell multiple products to a single customer.

TARGET MARKET

Our target market is now the entire United States. The target market in website design is viewed in either one of two ways: a large institutional account or a small template purchaser. Both of these segments make up our target market.

We plan to better access the target market and increase our market share by exploiting customer dissatisfaction with current industry participants. For small template customers, we provide a very visible basic package, and also plan to have the "right" options available and in the correct format. We have the personnel ready to assist with questions in order to help customers ascertain which features they need and how to apply them.

INDUSTRY AND COMPETITION

Web services and development companies vary greatly in the type of service they offer and the type of client they attract. InDigiNet's portfolio companies will be relatively unique in the fact that we are marketing exclusively to small businesses.

This industry consists of many small Web development firms usually less than ten years old that generally start out offering services to smaller companies but with long-term goals of catering to large, corporate Web accounts. The Web services and development industry consists mainly of three different types of firms.

The first type consists of the very large, high revenue companies who service larger Fortune 1000 corporations and well-funded Internet based start-ups exclusively. In this category are only a few worldwide participants that dominate.

The second type of firm offers pre-fabricated, all-in-one, proprietary type Web services to any size company at a very low cost or without any cost. The participants in this category consist of a few dominant companies that mainly all have additional sources of revenue and only offer Web services as a value-added service or additional attraction.

The third type of firm is the smaller, usually very young companies that market to small- and medium-sized businesses in their local area. Currently there are a large number of participants in this category, but no dominating forces.

Based on our industry analysis, we believe our main competitors will be other smaller web design firms. In order to remain competitive, we offer a wider range of templates making the building process more simple. We also intend to provide superior customer service, with a staff of representatives who pay close attention to the needs of their clients and who have easy access to our senior management. This allows for a more direct response to the needs of customers. Finally, we endeavor to better tailor our custom design work to meet the needs of our clients through direct contact with the design team leader, thereby increasing the chances of serving a customer's needs immediately.

INVESTMENT OBJECTIVES AND POLICIES

InDigiNet, Inc. intends to make long- and short-term debt and equity investments primarily in companies which offer products and services in the internet and VoIP areas, similar in focus to our existing portfolio companies. We have yet to determine what percentage of our investments will consist of debt and what percentage will consist of equity.

In addition, we intend to expand our investments into areas such as spa-based cosmetic surgery facilities and providers. Such providers operate in what is commonly referred to as the med-spa industry and represents a growing trend in the broader health and beauty industry. Studies indicate a growing interest in med-spa facilities as consumers increasingly seek out cosmetic and rejuvenating therapy which is safe and supervised by medical professionals. Some facilities operate as resorts and provide facilities for overnight visits by clients while also providing day spa services for those who do not wish to stay for extended periods.

We intend to insert members of our own management team to work with management of companies in which we acquire an interest. Working along side management in this way, we expect to provide our portfolio companies with significant managerial assistance as required by the Investment Company Act of 1940, as amended, and regulations thereunder.



RISK FACTORS

The risks described below are not the only ones that we face. Additional risks that are not yet known to us or that we currently think are immaterial could also impair our business, operating results or financial condition. Other information set forth in this report, including our financial statements and the related notes detail other risks affecting our business. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

OUR PAST FINANCIAL PERFORMANCE AND GOING CONCERN CONSIDERATIONS
---------------------------------------------------------------

For the year ended December 31, 2003, we incurred net losses of $3,308,609. There is no assurance that we will be able to achieve or sustain significant periods of profitability in the future. We have experienced cash flow and liquidity problems in the past and may be dependent upon future financings in order to provide sufficient working capital to achieve its business goals.

Our financial statements have been prepared assuming that we will continue operating as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Our ability to continue as a going concern is dependent upon several factors, including our raising additional capital, meeting the terms of our service commitments and achieving and maintaining profitable operations. As a result of the above, our independent auditors included a "going concern" paragraph with respect to the audited financial statements as of and for the year ended December 31, 2003. Although management believes that funds generated from anticipated operations will provide us with sufficient financial resources to fund its anticipated short-term cash flow requirements, there is no assurance that this will be the case, especially if we continue to sustain losses from operations.

WE HAD NO MEANINGFUL BUSINESS OPERATIONS
----------------------------------------

We are still in the development stage and require substantial additional capital to continue and expand our operations. We will not receive enough operating revenues from our current operations to sustain our continued development over the long term unless we are able to obtain substantial additional financing. Although we believe that our estimates of the capital, personnel and facilities required for operations over the next 12 months are reasonable, since we have just recently commenced operations, it is not yet possible to determine the accuracy of such estimates. In formulating our Business Plan, we have relied upon the judgment of our sole officer and director. Because we have recently initiated operations, we have no basis, other than the opinion of our current management, on which to estimate the amount of revenues that our planned operations may generate or our operating or other expenses. We cannot assure you that our business strategy will be successful or that we will successfully address these risks or difficulties.

WE DEPEND ON CERTAIN KEY PERSONNEL AND COULD BE AFFECTED BY THE LOSS OF THEIR
-----------------------------------------------------------------------------
SERVICES
--------

We are currently managed by one executive officer and two directors. The loss of services of our key executive, or the inability to attract and retain additional qualified personnel, could materially and adversely affect us.


WE INTEND TO USE INDEPENDENT CONTRACTORS TO RECRUIT OUR CUSTOMERS WHO ARE LESS
------------------------------------------------------------------------------
LIKELY THAN TRADITIONAL EMPLOYEES TO REMAIN WITH OUR COMPANY
------------------------------------------------------------

We currently use, and in the future intend to use, independent sales agents to sell our services. We believe that significant turnover among independent sales agents from year to year is typical of direct selling. Activities of the independent sales agent in obtaining new subscribers are particularly impacted by changes in the level of independent sales agent motivation, which in turn, can be positively or negatively affected by general economic conditions, modifications in the commission fees and in our marketing plan, and a number of intangible factors. Our ability to attract independent sales agents could be negatively affected by adverse publicity relating to us or our services or operations. Because of the number of factors that impact the recruiting of independent sales agents, we cannot predict when or to what extent such increases or decreases in the level of our independent sales agent retention will occur. In addition, the number of independent sales agents as a percentage of the population may reach levels that become difficult to exceed due to the finite number of persons inclined to pursue an independent direct selling business opportunity.

BECAUSE OUR SALES FORCE IS MADE UP OF INDEPENDENT CONTRACTORS, WE HAVE LESS
---------------------------------------------------------------------------
CONTROL OVER THE ACTIONS OF OUR SALES FORCE
-------------------------------------------

Because our independent sales agents are classified as independent contractors, and not as our employees, we are unable to provide them with the same level of direction and oversight as our employees. While we expect to implement policies and rules governing the conduct of our independent sales agents and intend to periodically review the sales tactics of our agents, it will be difficult to enforce such policies and rules for our independent sales agents. Violations of these policies and rules may reflect negatively on us. Long distance carriers have been subject to complaints before the FCC and state public utility commissions regarding the unauthorized switching of subscribers' long distance carriers (also known in the industry as "slamming").

WE MAY NOT HAVE THE ABILITY TO DEVELOP STRATEGIC ALLIANCES, MAKE INVESTMENTS OR
-------------------------------------------------------------------------------
ACQUIRE ASSETS NECESSARY TO COMPLEMENT OUR EXISTING BUSINESS
------------------------------------------------------------

We may seek, as part of our business strategy, to continue to develop strategic alliances or to make investments or acquire assets or other businesses that will relate to and complement our existing business. We are unable to predict whether or when any planned or prospective strategic alliances or acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to finance strategic alliances and acquisitions may be constrained by our degree of leverage at the time of such strategic alliance or acquisition. We can make no assurances that any acquisition will be made or that we will be able to obtain financing needed to fund such acquisition.

In addition, if we were to proceed with one or more significant strategic alliances, acquisitions or investments in which the consideration consists of cash, we could use a substantial portion of our available cash to consummate the strategic alliances, acquisitions or investments. The financial impact of strategic alliances, acquisitions and investments could have a material adverse effect on our business, financial condition and results of operations and could cause substantial fluctuations in our quarterly and yearly operating results. Furthermore, if we use our common stock as consideration for acquisitions our shareholders could experience dilution of their existing shares.


WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES AND OPERATIONS
-------------------------------------------------------------------------------

As part of our business strategy, we will seek to develop strategic alliances or acquire complementary assets or businesses. Any future acquisitions or strategic alliances would be accompanied by the risks commonly encountered in such transactions. Such risks include, among others:

     o    The difficulty of assimilating the acquired operations and personnel;
     o The disruption of our ongoing business and diversion of resources and management time;
     o The inability to maximize our financial and strategic position by the successful incorporation of licensed or acquired technology and rights into our service offerings;
     o The inability of management to maintain uniform standards, controls, procedures and policies;
     o The risks of entering markets in which we have little or no direct prior experience; and
     o The impairment of relationships with employees or clients as a result of changes in management or otherwise arising out of such transactions.

We can make no assurances that we will be able to successfully integrate acquired businesses or operations that we may acquire in the future.

THE MARKET PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY
----------------------------------------------------------------

The market price of our common stock could be subject to significant fluctuations in response to:

     o    Variations in quarterly and yearly operating results;
     o    General trends in our industry, and
     o    Changes in state or federal regulations affecting us or our industry.

In addition, the stock market in recent years has experienced extreme price and volume fluctuations that often have been unrelated or disproportionate to the operating performance of affected companies. Broad market fluctuations may adversely affect the market price of our common stock. Additionally, because our common stock is trading on the OTC Bulletin Board, significant price fluctuations may prevent an investor from being able to liquidate their investment at a favorable price or at all.

A LIMITED NUMBER OF STOCKHOLDERS HAVE SUBSTANTIAL CONTROL OVER US AND COULD
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PREVENT STOCKHOLDERS FROM EFFECTING CORPORATE CHANGES.
-----------------------------------------------------

Mark Ellis, our president, director and chief executive officer beneficially owns a significant majority of our outstanding common stock. This stockholder is able to significantly influence all matters requiring approval by our stockholders, including:

     o    The election of directors;
     o    Exercise of control over our business and policies; and
     o    The approval of mergers or other business combination transactions.

We have no present plans to pay dividends on our stock.

We have never declared or paid cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock in the future. Payment of any future dividends on our common stock will depend upon our earnings and capital requirements, the terms of our debt facilities and other factors that our board of directors considers appropriate.

OUR COMMON STOCK IS SUBJECT TO "PENNY STOCK" REGULATIONS WHICH IMPOSE
---------------------------------------------------------------------
SIGNIFICANT LIMITATIONS ON THE ABILITY OF BROKER-DEALERS TO ENTER TRADES IN OUR
-------------------------------------------------------------------------------
COMMON STOCK
------------

Our securities are subject to the penny stock rules. A "penny stock" is defined as a stock that has a price of $5.00 or less. The rules relating to "penny stocks" impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For example, the broker-dealer must deliver to its customer prior to effectuating any transaction, a risk disclosure document which sets forth information as to the risks associated with "penny stocks," information as to the salesperson, information as to the bid and ask prices of the "penny stock," the importance of the bid and ask prices to the purchaser, and investor's rights and remedies if the investor believes he/she has been defrauded. Also, the broker-dealer must disclose to the purchaser its aggregate commission received on the transaction, current quotations for the securities and monthly statements which provide information as to market and price information. In addition, for transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase and must have received the purchaser's written consent to the transaction prior to sale.

POSSIBLE VIOLATIONS OF SECURITIES LAWS
--------------------------------------

ON APRIL 17, MAY 29, JUNE 20 AND AUGUST 13 OF 2003, WE FILED REGISTRATION STATEMENTS ON FORM S-8 WITH THE SEC. THE TERMS OF THE STOCK PLANS REGISTERED ON EACH OF OUR 2003 FORM S-8S INCLUDED ANTI-DILUTION CLAUSES, PROVIDING FOR A CHANGE IN THE AMOUNT OF SECURITIES TO BE ISSUED TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, DIVIDENDS, OR OTHER CHANGES IN CAPITALIZATION. ALL FOUR FORM S-8S FILED DURING 2003 WERE PREPARED BY OUR THEN COUNSEL AND INCLUDED ITS OPINION THAT THE SHARES SUBJECT TO THE PLANS WERE VALIDLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

ON AUGUST 18, 2003, WE IMPLEMENTED A REVERSE SPLIT OF OUR COMMON STOCK AT THE RATE OF 250 PRE-CONSOLIDATION SHARES OF OUR COMMON STOCK TO EVERY ONE POST-CONSOLIDATION SHARE OF OUR COMMON STOCK. ACTING ON THE ADVICE OF OUR THEN COUNSEL, WE THEN ISSUED SHARES UNDER OUR FOUR S-8 PLANS TO VARIOUS PARTIES, WITHOUT GIVING EFFECT TO THE ANTI-DILUTION PROVISIONS OF THE PLANS. IN EFFECT, WE ISSUED 303,511,200 SHARES MORE UNDER OUR S-8 PLANS THAN WE WERE AUTHORIZED TO ISSUE AS A RESULT OF THE REVERSE SPLIT OF OUR COMMON STOCK. AS SUCH, 303,511,200 S-8 SHARES WERE ISSUED WHICH MAY HAVE BEEN IN VIOLATION OF SECTION 5 OF THE SECURITIES ACT AND STATE SECURITIES LAWS.

IN THE EVENT THAT ANY OF THE EXEMPTIONS FROM REGISTRATION WITH RESPECT TO THE ISSUANCE OF SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WERE NOT AVAILABLE, WE MAY FACE EXPOSURE TO CLAIMS BY FEDERAL AND STATE REGULATORS FOR ANY SUCH VIOLATIONS. IN ADDITION, IF ANY PURCHASER OF OUR SECURITIES WERE TO PREVAIL IN A SUIT RESULTING FROM A VIOLATION OF THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO THE UNAVAILABILITY OF SUCH EXEMPTION, WE COULD BE LIABLE TO RETURN THE AMOUNT PAID FOR SUCH SECURITIES WITH INTEREST THEREON, LESS THE AMOUNT OF ANY INCOME RECEIVED THEREON, UPON TENDER OF SUCH SECURITIES, OR FOR DAMAGES IF THE PURCHASER NO LONGER OWNS THE SECURITIES. AS OF THE DATE OF THIS ANNUAL REPORT, WE ARE NOT AWARE OF ANY ALLEGED SPECIFIC VIOLATION OR THE LIKELIHOOD OF ANY CLAIM. THERE CAN BE NO ASSURANCE THAT LITIGATION ASSERTING SUCH CLAIMS WILL NOT BE INITIATED, OR THAT WE WOULD PREVAIL IN ANY SUCH LITIGATION.

ITEM 3.   PLAN OF DISTRIBUTION

The shares are being offered on a best efforts basis, at a prices ranging from $.00025 to $.05 per share. However, at no time will shares be sold for less than our net asset value as measured as of a time within 48 hours of the time of the sale. We have not at this point engaged any broker/dealers licensed by the National Association of Securities Dealers, Inc. for the sale of these shares and presently have no intention to do so. If we engage any broker/dealers, they may be acting as underwriters for the offering of these shares.

Our officers and directors intend to distribute the common stock to be sold in this offering, on behalf of InDigiNet, by contacting persons with whom they have had prior contact, and by seeking additional persons who may have interest through various methods such as mail, telephone, and email. Any solicitations by mail or email will be preceded by or accompanied by a copy of this Offering Circular. The Company does not intend to offer the securities over the Internet or through general solicitation or advertising. Our officers and directors are relying on an exemption from registration as a broker-dealer pursuant to Rule 3a4-1 of the Securities Exchange Act of 1934 in that they are not statutorily disqualified, are not compensated in connection with their participation by the payment of commissions based on transactions in securities, are not associated with a broker or dealer and have not been for the prior 12 months, perform substantial other duties for InDigiNet otherwise than in connection with transactions in securities, and do not participate in selling an offering of securities for any issuer more than once every 12 months.

The initial tranche of shares sold in this offering must be for minimum proceeds of $100,000. After that, our board of directors may elect to offer the shares at any price subject to a minimum price of $0.00025 per share. However, at no time will shares be sold for less than our net asset value as measured as of a time within 48 hours of the time of the sale.

The Company does not have any arrangement for the return of funds to subscribers.

ITEM 4.  MANAGEMENT AND CERTAIN SECURITY HOLDERS OF THE ISSUER.

Executive Officers, Directors and 5% or Greater Holders

Name                   Age    Position                          Director Since
----                   ---    --------                          --------------

Mark Ellis             37     President, Chairman, Secretary,      2003
                              Chief Executive and Financial
                              Officer and Director
Brian Brittain         43     Director                             2004

Our executive officers are elected annually by our board of directors. There are no family relationships among our directors and executive officers.

Mark Ellis has been our chief executive officer and a director since February 2003. He has been president, chief executive officer and a director of Universal Broadband Communications Inc. since August 2000. Mr. Ellis has over eight years of experience in the telecommunications industry, serving in executive management positions with several telecommunication ventures. Since December 2001, Mr. Ellis has served as the Chief Executive Officer, president and a director of Qbe Technologies Inc., a wireless telecomputing company. From 1997 to 1999, Mr. Ellis was chief executive officer of TelQuest Communications, Inc., a start-up telecommunications company. He served as staff accountant at International Aluminum Corporation from 1990 to 1992. From 1983 to 1986, Mr. Ellis was a statistical analyst at Northrop Grumman Corporation. Mr. Ellis is currently enrolled at DePaul University in order to complete his Master's degree.

Brian Brittain has served as our director since 2004. Since 2002, he has been the president of UCG, a marketing company serving clients such as AT&T, Global Crossing, and Quest. From 1999-2002, Mr, Brittain served as vice-president of sales for ECP, an e-commerce merchant service company providing credit card processing, web sites with e-commerce enablement and private label loyalty cards.

OTHER CONTROL PERSONS

As of November 29, 2004, the following individuals or entities are deemed to control InDigiNet within the meaning of Section 2(a)(9) of the Investment Company Act of 1940, as amended:

Mark Ellis
C2C Exchange, Inc.
Universal Broadband Communications, Inc.

COMPENSATION

During the fiscal year ended December 31, 2003, Mr. Ellis, our Chairman, CEO and CFO received $666,967 in annual compensation and $660,000 in other compensation consisting of bonuses and stock. Brian Brittain received shares of Indiginet common stock as compensation for his attendance at meetings. No other compensation was paid to our executive officers during such fiscal year.


EMPLOYMENT AGREEMENT

On March 7, 2003, and as subsequently amended on August 14, 2003 and November 24, 2003, we entered into a five-year employment agreement with Mark Ellis, our chief executive officer and director. The agreement calls for the following compensation:

                      2003        2004         2005        2006        2007
                      ----        ----         ----        ----        ----

Base salary         $350,000    $400,000     $450,000     $500,000    $550,000

Bonus - cash        $50,000 to  $50,000 to  $50,000 to  $50,000 to  $50,000 to
                    $100,000    $100,000    $100,000    $100,000    $100,000

Stock options         1,336      1,336       1,336        1,336        1,336

During the year ended December 31, 2003, we paid our chief executive officer in the form of cash and our common stock substantially in excess of his employment agreement. The increase in compensation was to account for the significant and unanticipated increase in the amount of time and resources Mr. Ellis was required to commit upon joining InDigiNet. Mr. Ellis's employment agreement has since been amended to reflect this. In addition, the agreement calls for stock awards of up to 56,000 shares of either common stock or preferred stock based upon InDigiNet, Inc. reaching certain milestones.

STOCK OPTIONS

Other than as set forth above, there have been no stock options granted to our executive officers during the fiscal year ended December 31, 2003.

INVESTMENT ADVISER

Although we have not contracted with an investment adviser to advise us with respect to the acquisition and management of portfolio companies, we do intend to hire one or more individuals to work with our existing management in this capacity. These individuals have yet to be identified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of all shares of our common stock and preferred stock as of the record date, by:

- Each person who beneficially owns more than five percent of the outstanding shares of our common stock;

- Each person who beneficially owns outstanding shares of our preferred stock; - Each of our directors;

- Each named executive officer; and

- All directors and  officers as a group.


------------------------------------------------------------- -------------------------------- ----------------------------

                                                              Common Stock                      Preferred Stock
                                                              Beneficially Owned                Beneficially Owned
                                                              (2)                              (2)
------------------------------------------------------------- -------------------------------- ----------------------------
Name And Address Of Beneficial Owner (1)                      Number                           Number
                                                                              Percent                           Percent
------------------------------------------------------------- --------------- ---------------- ---------------- -----------
Mark Ellis (3) . . . . . . . . . . . . . . . . . .            3,603,600       0.5              39,000,000       67.65

------------------------------------------------------------- --------------- ---------------- ---------------- -----------
Brian Brittain (4) . . . . . . . . . . . . . . .                    0                0
                                                                                               0                0
------------------------------------------------------------- --------------- ---------------- ---------------- -----------
All directors and officers as a group (2 persons) .           3,603,600                        39,000,000       67.65
                                                                              0.5
------------------------------------------------------------- --------------- ---------------- ---------------- -----------
Universal Broadband Communications, Inc. (5) . .                    0                0         6,000,000        17.65

------------------------------------------------------------- --------------- ---------------- ---------------- -----------
C2C Exchange, Inc. (6) . . . . . . . . . . .                        0                0         5,000,000        14.7

------------------------------------------------------------- --------------- ---------------- ---------------- -----------


(1) Unless otherwise indicated, the address for each of these shareholders is c/o InDigiNet, Inc., 5000 Birch Street, Suite 3000, Newport Beach, California 92660. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to the shares of our common and preferred stock which he beneficially owns.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. The total number of outstanding shares of the common stock on the record date is 712,475,007, and the total number of outstanding shares of the preferred stock on the record date is 34,000,000.
(3) Mr. Ellis is our chief executive officer, president and director. He owns 3,603,600 shares of our common stock and 23,000,000 shares or our preferred stock. Pursuant to our Amended Certificate of Designation Establishing Series A Preferred Stock, each share of our currently issued and outstanding Series A preferred stock may be converted into 20 fully paid and nonassessable shares of our common stock. On all matters submitted to a vote of the holders of the common stock, including, without limitation, the election of directors, a holder of shares of the Series A preferred stock shall be entitled to the number of votes on such matters equal to the number of shares of the Series A preferred stock held by such holder multiplied by the number of shares of the common stock each such share of the Series A preferred stock shall then be convertible. Therefore, Mr. Ellis will have the power to vote 463,603,600 shares of our common stock.
(4)  Mr. Brittain is our director.
(5) Universal Broadband Communications, Inc. is a California corporation, whose address is 18301 Von Karman, Suite 200, Irvine, Ca. 92612. Universal Broadband Communications, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.
(6) C2C Exchange, Inc. is a California corporation, whose address is 5000 Birch Street, Suite 300, Newport Beach, California 92660. C2C Exchange, Inc. is controlled by Mark Ellis, our chief executive officer, president and director.


INDEMNIFICATION

As permitted by the provisions of the Florida Business Corporation Law, InDigiNet has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company. Any such person may be indemnified against expenses, including attorneys* fees, judgments, fines and settlements in defense of any action, suit or proceeding. This provision of state law may not be in conformity with laws relating to investment companies. Further, governing state laws permit a corporation to purchase and maintain liability insurance on behalf of its officers, directors, employees and agents. The Company presently maintains Directors and Officers Liability insurance, The Company intends to obtain such additional insurance as is required by investment companies relating to the holding of securities and other assets.

RELATED PARTY TRANSACTIONS

The Company employs the spouse of the Chief Executive Officer at a salary of $13,000 per year. In addition, the Company has paid the Chief Executive Officer's spouse stock options with a fair value of approximately $16,167. During the three months ended June 30, 2004, the Company has issued an Amended LOI to buy up to 20% of GaeaCare Syndicate Partners ("GaeaCare"). Additionally, the Company has issued two million shares of restricted stock with a fair value of $6,000 as a non-refundable negotiation fee. In June 2004, GaeaCare paid the company $10,000 as a fee for design of GaeaCare's website.

ITEM 5.   PORTFOLIO COMPANIES

We have not begun our acquisition program and so at present have no investments in portfolio companies. We intend to use the proceeds of this offering to begin to acquire interest in portfolio companies.


ITEM 6.   CAPITAL STOCK AND OTHER SECURITIES.

COMMON STOCK

Our Articles of Incorporation authorize the issuance of 2,000,000,000 shares of common stock, with no par value, of which approximately 45,000,000 shares were issued and outstanding as of January 12, 2005.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock have no cumulative voting rights.

We do not currently anticipate paying any dividends on its common stock. In the event of a liquidation, dissolution or winding up of its affairs, the holders of shares of common stock are entitled to share pro-rata all assets remaining after payment in full of all liabilities, subject however, to any rights of the shareholders of preferred shares issued and outstanding at the time of such liquidation, dissolution or winding up of the Company. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

PREFERRED STOCK

Our Articles of Incorporation authorize the issuance of 150,000,000 shares of ordinary preferred stock, none of which are outstanding, and 50,000,000 shares of Series A Convertible Redeemable Preferred Stock, 50,000,000 of which are outstanding as of the date of this Offering Circular. Each share of preferred stock is convertible into 20 shares of common stock and the holder thereof is entitled to a vote on any matter submitted to the shareholders on an as if converted.


ITEM 7.   FINANCIAL STATEMENTS.

The Company*s financial statements for the most recently concluded fiscal quarter are on file with the Securities and Exchange Commission and are incorporated herein by reference. These financial statements should be read in conjunction with the Company's 10-KSB for the year ended December 31, 2003 on file with the Securities and Exchange Commission